UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 2, 2009

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane, West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2009 Unitil Corporation entered into an amendment to its $60 million, 364-day revolving credit facility with Bank of America, as administrative agent, and a syndicate of lenders, which was originally entered into on November 26, 2008.

The amendment eliminates limitations on Unitil’s ability to draw down the full $60 million in commitments under the facility and changes the up-front fees payable to the lenders in respect of their commitments under the facility. Except as expressly amended by the amendment, all other terms and conditions of the credit facility remain in full force and effect.

The foregoing description of the amendment to the credit facility is qualified in its entirety by reference to the full text of the amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On December 11, 2008 a severe ice storm hit the Northeast creating massive extended power outages for many residents of Massachusetts and New Hampshire, including Unitil’s electric customers in New Hampshire and the greater Fitchburg, Massachusetts service area. The Massachusetts Department of Public Utilities has issued an Order of Notice opening an investigation into all the state utilities’ response to the ice storm and state lawmakers have announced their intention to conduct their own independent investigation. In addition, the New Hampshire’s Public Utilities Commission and state lawmakers have also indicated that they intend to conduct independent reviews related to the state utilities’ response to the ice storm. Management is currently assessing the impact of this severe storm and the rate recovery of the costs incurred to complete the restoration effort. Based on its preliminary assessment, the Company estimates that it will incur approximately $10 million in costs for the replacement of electric distribution system property, plant and equipment damaged during the storm. Management does not believe these storm restoration expenditures and the timing of cost recovery will have a material adverse impact on the Company’s financial condition or results of operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.         Description

10.1	Amendment Agreement dated as of January 2, 2009 to the Credit Agreement dated as of November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:  /s/    Mark H. Collin

        Mark H. Collin

        Senior Vice President,

        Chief Financial Officer and Treasurer

Date: January 2, 2009

EXHIBIT INDEX

Exhibit No.         Description

10.1	Amendment Agreement dated as of January 2, 2009 to the Credit Agreement dated as of November 26, 2008.